As filed with the Securities and Exchange Commission on  March 18, 2004
                                                              -----------------
                                              Registration No. 333-
                                                                   ------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 --------------
                            OREGON STEEL MILLS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                            94-0506370
          --------                                            ----------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

      1000 S.W. Broadway, Suite 2200
            Portland, Oregon                                    97205
      -------------------------------                           -----
 (Address of Principal Executive Offices)                     (Zip Code)


                              Declusin Share Grant
                              --------------------
                            (Full title of the plan)

                                James E. Declusin
                      President and Chief Executive Officer
             1000 S.W. Broadway, Suite 2200, Portland, Oregon 97205
                                             ----------------------
                     (Name and address of agent for service)

                                  503.223.9228
                                  ------------
                     (Telephone number, including area code,
                              of agent for service)

                                    Copy to:
                              Carmen M. Calzacorta
                        Schwabe, Williamson & Wyatt, P.C.
   1211 S.W. Fifth Avenue, 18th Floor, Pacwest Center, Portland, Oregon 97204
                                  503.222.9981

                                   CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ------------------------ --------------------

                                                  Proposed Maximum        Proposed Maximum           Amount of
 Title of Securities to       Amount to be        Offering Price Per      Aggregate Offering      Registration Fee
     be Registered             Registered              Share                    Price
------------------------- ---------------------- ----------------------- ------------------------ --------------------

 Common Stock, $.01 par     40,000 shares FN2         $6.60  FN1             $264,000  FN1            $34.00
         value
------------------------- ---------------------- ----------------------- ------------------------ --------------------
FN1      This estimate is based on the average of the high and low sales prices of the common stock of Oregon Steel Mills, Inc., as reported on the New
         York Stock Exchange on March 17, 2004 pursuant to Rule 457(c) and (h), solely for purposes of determining the registration fee.
FN2      Pursuant to Rule 416, also covers additional securities that may be issuable as a result of stock splits, stock dividends recapitalizations or similar transactions.


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required to be included in
Part I of this Registration Statement will be sent or given to the participant in the Declusin Share Grant as specified by Rule 428. Pursuant to Rule 424, those documents are not required to be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements. Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "SECURITIES ACT").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The SEC allows us to "incorporate by reference" the documents that we file with them pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT"). This means that we can disclose important information to you by referring to those documents. The information in the documents incorporated by reference is considered to be part of this Registration Statement, and information in documents that we file with the SEC in the future will automatically update and supersede this information. We have filed the following documents with the SEC, which are incorporated by reference in this Registration Statement:

         (a) Annual report on Form 10-K for the year ended December 31, 2003; and

         (b) The description of our common stock contained in our Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description.

         All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters all the securities remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides, in summary, that a corporation may indemnify a director, officer, employee or agent of a corporation (i) in the case of third-party claims, against certain expenses incurred by such person in connection with any action, suit or proceeding brought or threatened against such person by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) in the case of actions by or in the right of the corporation, against certain expenses incurred by such person in connection with the defense or settlement of such an action, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that, in the case of actions by or in the right of the corporation, if such person is adjudged to be liable to the corporation, no indemnification can be made unless a court determines that such person is fairly and reasonably entitled to indemnification. Indemnification also is authorized with respect to any criminal action or proceeding where, in addition to the criteria stated under (i) above, a director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful. Section 145 of the GCL furthermore provides that a corporation must indemnify a director, officer, employee or agent of the corporation to the extent that he or she is successful on the merits or otherwise in defending any of the actions, suits or proceedings described above.

         The Registrant's Restated Certificate of Incorporation (the "RESTATED CERTIFICATE") and Bylaws provide for the indemnification by the Registrant of directors, officers, employees and agents to the fullest extent permitted by
Section 145 of the Delaware GCL. Additionally, Section 145 of the Delaware GCL permits a corporation to purchase and maintain insurance on behalf of its directors, officers, employees and agents against any liability asserted against such persons and incurred by such persons, or arising out of such persons' status as such. The Registrant maintains an insurance policy covering its directors and officers against such liability.

         The Registrant also has entered into indemnification agreements with certain directors and executive officers. The agreements provide that the Registrant will indemnify the director or officer to the fullest extent allowed by the Restated Certificate and applicable law. In addition, the agreements provide that the Registrant will indemnify the director or officer for all expenses and liabilities relating to any proceeding in which the director or officer is made a party by reason of being an agent of the Registrant. The agreements also provide for mandatory insurance coverage for the director or officer.

         Section 102 of the Delaware GCL provides that a corporation, in its Certificate of Incorporation, may eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) any transaction from which the director derived an improper personal benefit and (4) unlawful payment of dividends or unlawful stock purchases or redemptions. The Restated Certificate provides for the elimination, to the fullest extent permitted by law, of personal liability of its directors for monetary damages for breach of fiduciary duty as a director. Reference is made to the Restated Certificate of Incorporation filed as Exhibit
3.1 to the Company's annual report on Form 10-K for the year ended December 31, 1999, filed on March 29, 2000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however, that clauses (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on March 18, 2004.
                                                         --------

                                OREGON STEEL MILLS, INC.

                                /s/ James E. Declusin
                                -----------------------------------------------
                                James E. Declusin, President and Chief
                                Executive Officer

         Each person whose signature appears below constitutes and appoints each of L. Ray Adams and Jeff S. Stewart his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: March 18, 2004                   /s/ James E. Declusin
     ----------                        ----------------------------------------
                                       James E. Declusin, President, Chief
                                       Executive Officer and Director
                                       (Principal Executive Officer)

Date: March 18, 2004                   /s/ L. Ray Adams
     ----------                        ----------------------------------------
                                       L. Ray Adams, Chief Financial Officer,
                                       Vice President - Finance and Treasurer
                                       (Principal Financial Officer)

Date: March 18, 2004                   /s/ Jeff S. Stewart
     ----------                        ----------------------------------------
                                       Jeff S. Stewart, Corporate Controller
                                       (Principal Accounting Officer)

Date: March 18, 2004                   /s/ Harry L. Demorest
     ----------                        ----------------------------------------
                                       Harry L. Demorest, Director

Date: March 18, 2004                   /s/ Carl W. Neun
     ----------                        ----------------------------------------
                                       Carl W. Neun, Director

Date: March 18, 2004                   /s/ David L. Parkinson
     ----------                        ----------------------------------------
                                       David L. Parkinson, Director

Date: March 18, 2004                   /s/ Stephen P. Reynolds
     ----------                        ----------------------------------------
                                       Stephen P. Reynolds, Director

Date: March 18, 2004                   /s/ John A. Sproul
     ----------                        ----------------------------------------
                                       John A. Sproul, Director

Date: March 18, 2004                   /s/ William Swindells
     ----------                        ----------------------------------------
                                       William Swindells, Chairman of the
                                       Board and Director

Date: March 18, 2004                   /s/ Frank M. Walker
     ----------                        ----------------------------------------
                                       Frank M. Walker, Director

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NUMBER         DESCRIPTION OF EXHIBIT

5.1                    Opinion of Schwabe, Williamson & Wyatt, P.C.
                       (and Consent).

23.1                   Consent of Independent Accountants -
                       PricewaterhouseCoopers LLP

23.2                   Consent of Independent Accountants - KPMG LLP

23.3 Consent of Schwabe, Williamson & Wyatt, P.C. is contained in Exhibit 5.1.

24.1 Powers of Attorney of directors and officers of the Registrant are included on the signature page of this Registration Statement

99.1 Employment Agreement (filed as exhibit 10.1 to the Company's Form 10-Q for quarter ended
                       September 30, 2003 and incorporated by
                       reference into this S-8.)

99.2                   Letter to James E. Declusin dated March 10, 2004